UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 28, 2022

(Exact name of registrant as specified in its charter)

Customers Bancorp, Inc.

Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)
701 Reading Avenue
West Reading PA 19611
(Address of principal executive offices, including zip code)
(610) 933-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Voting Common Stock, par value $1.00 per share	CUBI	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E, par value $1.00 per share	CUBI/PE	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F, par value $1.00 per share	CUBI/PF	New York Stock Exchange
5.375% Subordinated Notes due 2034	CUBB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

Customers Bancorp, Inc. (the "Company") (NYSE: CUBI), parent company and registered bank holding company of Customers Bank (“Customers Bank”), today reported that Customers Bank completed the sale of a $500 million portfolio of unsecured consumer installment loans on September 30, 2022 to a vehicle managed by a global asset manager with over $100 billion in historical investment activity. Concurrently with the sale, Customers Bank purchased $400 million of senior notes from a securitization collateralized by the sold loans. The transaction removes potential and perceived credit risk and reduces reinvestment risk by way of Customers Bank holding the senior notes in the securitization. The loans were sold at 99.5% of par value. The credit profile of Customers Bank’s remaining wholly owned consumer installment portfolio has strengthened with a weighted average FICO score of 736 as of August 31, 2022. Customers Bank will continue to act as master servicer for the sold loan portfolio. Through this transaction it is expected that Customers Bank will reduce its risk-weighted assets, receive capital relief under current risk-based capital rules, and result in a significant CECL reserve release related to the loans sold which will be reduced by the remaining unamortized deferred loan origination cost and associated transaction costs.

Customers Bank was advised on the transaction by Morgan Stanley & Co. LLC as lead structuring and financial advisor, as well as by legal counsel Stradley Ronon Stevens & Young, LLP.

On September 28, 2022, the Board of Directors of the Company authorized a one-year extension of the share repurchase program (the “Share Repurchase Program”) previously authorized on August 25, 2021 to repurchase up to 3,235,326 shares of the Company's common stock (representing 10% of the Company’s outstanding shares of common stock on June 30, 2021). The term of the Share Repurchase Program will extend for one additional year to September 27, 2023, unless earlier terminated. Purchases of shares under the Share Repurchase Program may be executed through open market purchases, privately negotiated transactions, through the use of Rule 10b5-1 plans, or otherwise. The exact number of shares, timing for such purchases, and the price and terms at and on which such purchases are to be made will be at the discretion of the Company and will comply with all applicable regulatory limitations. The Company repurchased 1,191,934 shares under the Share Repurchase Program through September 30, 2022, and has up to 2,043,392 shares that may yet be purchased under the Share Repurchase Program.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Carla A. Leibold
Name: Carla A. Leibold
Title: Executive Vice President - Chief Financial Officer

Date: October 3, 2022